Exhibit 99.2

On December 20, 2005, Seagate Technology (“Seagate”), an exempted company incorporated with limited liability under the laws of the Cayman Islands, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Maxtor Corporation (“Maxtor”), a Delaware corporation, and MD Merger Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Seagate, by which Seagate has agreed to acquire Maxtor (the “Merger”). Set forth below is a description of certain risks related to the Merger. Seagate is voluntarily filing this Current Report on Form 8-K for the purpose of updating the risk factor disclosure contained in public filings, including its Registration Statement on Form S-3 (Registration No. 333-122149).

The failure to successfully integrate Maxtor’s business and operations in the expected time frame may adversely affect the combined company’s future results.

Seagate believes that the acquisition of Maxtor will result in certain benefits, including certain cost synergies, drive product innovations, and operational efficiencies. However, to realize these anticipated benefits, the businesses of Seagate and Maxtor must be successfully combined. The success of the Merger will depend on the combined company’s ability to realize these anticipated benefits from combining the businesses of Seagate and Maxtor. The combined company may fail to realize the anticipated benefits of the Merger for a variety of reasons, including the following:

•	failure to successfully manage relationships with customers, distributors and suppliers;

•	failure of customers to accept new products or to continue as customers of the combined company;

•	failure to qualify the combined company’s products as a primary source of supply with OEM customers on a timely basis or at all;

•	potential incompatibility of technologies and systems;

•	failure to leverage the increased scale of the combined company quickly and effectively;

•	potential difficulties integrating and harmonizing financial reporting systems;

•	the loss of key employees;

•	failure to effectively coordinate sales and marketing efforts to communicate the capabilities of the combined company; and

•	failure to combine product offerings and product lines quickly and effectively.

Due to legal restrictions, Seagate and Maxtor have conducted, and until the completion of the Merger will conduct, only limited planning regarding the integration of the two companies following the Merger and will not determine the exact nature in which the two companies will be combined until after the Merger has been completed. Completion of the Merger is subject to satisfaction of a number of conditions, including the receipt of certain regulatory approvals for which the timing cannot be predicted. The expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and approval by the European Commission under EC merger regulations may take considerable time. Specifically, it would not be unusual for a transaction such as the Merger to receive increased antitrust scrutiny and for the relevant regulators to issue requests for additional information and documentary material relevant to the proposed acquisition, generally referred to as “Second Requests.” Responding to a Second Request is usually time-consuming and expensive. The actual integration may result in additional and unforeseen expenses or delays. If the combined company is not able to successfully integrate Maxtor’s business and operations, or if there are delays in combining the businesses, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected.

The integration of Seagate and Maxtor may result in significant accounting charges that adversely affect the announced results of the combined company.

The financial results of the combined company may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with the combination. These expenses have been preliminarily estimated to be approximately $500 million and include compensation expense, restructuring charges and cost associated with the amortization of intangible assets. Seagate and Maxtor have not yet prepared pro forma financial statements that reflect the effects of the Merger and, accordingly, the amount and timing of these possible charges are not yet known. The price of the combined company’s common stock could decline to the extent the combined company’s financial results are materially affected by the foregoing charges or if the foregoing charges are larger than anticipated.

The announcement and pendency of the Merger could cause disruptions in the businesses of Seagate and Maxtor, which could have an adverse effect on their respective business and financial results, and consequently on the combined company.

Seagate and Maxtor have operated and, until the completion of the Merger, will continue to operate independently. Uncertainty about the effect of the Merger on employees, customers, distributors and suppliers may have an adverse effect on Seagate and Maxtor and consequently on the combined company. These uncertainties may impair Seagate’s and Maxtor’s ability to retain and motivate key personnel and could cause customers, distributors, suppliers and others with whom each company deals to seek to change existing business relationships which may materially and adversely affect their respective businesses. Due to the materiality standards agreed to by the parties in the Merger Agreement, Seagate and Maxtor may be obligated to consummate the Merger in spite of the adverse effects resulting from the disruption of Seagate’s and Maxtor’s ongoing businesses. Furthermore, this disruption could adversely affect the combined company’s ability to maintain relationships with customers, distributors, suppliers and employees after the Merger or to achieve the anticipated benefits of the Merger. Moreover, integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Seagate and Maxtor. Each of these events could adversely affect Maxtor in the near term and the combined company, if the Merger is completed.

The required regulatory approvals may not be obtained or may contain materially burdensome conditions.

Completion of the Merger is conditioned upon the receipt of certain governmental approvals, including the expiration or termination of the applicable waiting periods, and any extension of the waiting periods, under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and approval by the European Commission under EC merger regulations. The initial filings with the Federal Trade Commission were made on January 13, 2006. Although Seagate and Maxtor have agreed in the Merger Agreement to use their best efforts to obtain the requisite governmental approvals, there can be no assurance that these approvals will be obtained. In addition, the governmental entities from which these approvals are required may impose conditions on the completion of the Merger or require changes to the terms of the Merger. While Seagate and Maxtor do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of jeopardizing or delaying completion of the Merger or reducing the anticipated benefits of the Merger. If Seagate agrees to any material conditions in order to obtain any approvals required to complete the Merger, the business and results of operations of the combined company may be adversely affected.

Failure to complete the Merger could negatively impact the stock prices and the future business and financial results of Seagate.

If the Merger is not completed, the ongoing business of Seagate may be adversely affected and Seagate will be subject to a number of risks, including the following:

•	Seagate may be required to pay Maxtor a reverse termination fee of $300 million if the Merger Agreement is terminated as a result of either the failure to obtain certain antitrust or other regulatory approvals or, under certain circumstances, the failure to complete the Merger by March 20, 2007;

•	Seagate will be required to pay certain costs relating to the Merger, such as legal, accounting, financial advisor and printing fees whether or not the Merger is completed; and

•	matters relating to the Merger (including integration planning) may require substantial commitments of time and resources by Seagate management, which could otherwise have been devoted to other opportunities that may have been beneficial to Seagate, in each case, without realizing any of the benefits of having completed the Merger. If the Merger is not completed, these risks may materialize and may adversely affect Seagate’s business, financial results and stock price

Because the market price of Seagate common stock will fluctuate, the value of the Seagate common shares that will be issued in the Merger will not be known until the closing of the Merger.

The value of the Seagate common shares to be issued in the Merger could be considerably higher or lower than they were at the time the Merger consideration was negotiated. Neither Seagate nor Maxtor is permitted to terminate the Merger Agreement or resolicit the vote of Maxtor stockholders solely because of changes in the market prices of either company’s stock. Stock price changes may result from a variety of factors, including changes in the respective businesses operations and prospects of Seagate and Maxtor, changes in general market and economic conditions, and regulatory considerations. Many of these factors are beyond the control of Seagate or Maxtor.

Upon the completion of the Merger, each share of Maxtor common stock outstanding immediately prior to the Merger will be converted into the right to receive 0.37 Seagate common shares. Because the exchange ratio for Seagate common shares to be issued in the Merger has been fixed, the value of the Merger consideration will depend upon the market price of Seagate common shares. This market price may vary from the closing price of Seagate common shares on the date the Merger was announced, on the date that the joint proxy statement/prospectus is mailed to Maxtor and Seagate stockholders and on the date of the Maxtor and Seagate stockholder meetings at which stockholders will be asked to vote on certain matters relating to the Merger. Accordingly, at the time of the stockholder meetings, stockholders will not know or be able to calculate the value of the Merger consideration that would be issued upon completion of the Merger. Further, the time period between the stockholder votes taken at the meetings and the completion of the Merger will depend on the status of antitrust clearance that must be obtained prior to the completion of the Merger and the satisfaction or waiver of other conditions to closing, and there is currently no way to predict how long it will take to obtain these approvals or the changes in Seagate’s and Maxtor’s respective businesses, operations and prospects or in the disc drive industry generally that may occur during this interval.